Exhibit 99.1

Aterian Further Strengthens Its Balance Sheet With Extension Of Its Credit Facility

Credit Facility’s Financial Liquidity Covenant More Favorable

Maturity Extended to December 2026

NEW YORK, February 26, 2024 – Aterian, Inc. (Nasdaq: ATER) (“Aterian” or the “Company”) today announced that it has extended its asset backed credit facility (“Credit Facility”) with MidCap Financial (“MidCap”), which is managed by a subsidiary of Apollo Global Management, Inc.

The Credit Facility term has been extended to December 2026 and gives Aterian access to $17.0 million in current commitments which can be increased, subject to certain conditions, to $30.0 million. The Credit Facility extension reduces the minimum liquidity financial covenant from a peak of $15.0 million to $6.8 million of cash on hand and/or availability in the Credit Facility. The extension fee was less than $0.1 million.

Aterian’s Co-CEO and CFO, Arturo Rodriguez, commented, “We are excited to continue our long-term relationship with Midcap Financial, which started in 2017. Midcap Financial has been impressed by our recent initiatives to focus, simplify and stabilize our core business. This extension level sets the credit facility for 2024 while providing plenty of room for future growth.” Mr. Rodriguez continued, “With the credit facility’s flexibility on our liquidity covenants and, coupled with our existing cash, we have further strengthened Aterian’s balance sheet as we continue on our path towards adjusted EBITDA profitability in the second half of 2024.”

MidCap Financial Portfolio Head of Asset Based Lending, Brett Robinson, commented “MidCap has a long-standing relationship with the management team at Aterian and we are pleased to extend our existing credit facility with the company as they continue to execute on their business plans.”

About Aterian, Inc.

Aterian, Inc. (Nasdaq: ATER) is a technology-enabled consumer products company that builds and acquires leading e-commerce brands with top selling consumer products, in multiple categories, including home and kitchen appliances, health and wellness and air quality devices. The Company sells across the world's largest online marketplaces with a focus on Amazon and Walmart in the U.S. and on its own direct to consumer websites.

About MidCap Financial

MidCap Financial is a middle-market focused, specialty finance firm that provides senior debt solutions to companies across all industries. As of December 31, 2023, MidCap Financial provides administrative or other services for over $50 billion of commitments*. MidCap Financial is managed by Apollo Capital Management, L.P., a subsidiary of Apollo Global Management, Inc, pursuant to an investment management agreement.

For more information about MidCap Financial, please visit Midcapfinancial.com.

*Including commitments managed by MidCap Financial Services Capital Management LLC, a registered investment adviser, as reported under Item 5.F on Part 1 of its Form ADV

Forward Looking Statements

All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements regarding, our goal to achieve adjusted EBITDA profitability in the second half of 2024, future growth, and our initiatives to focus, simplify and stabilize our core business and to reposition Aterian for profitability and growth. These forward-looking statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties and other factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to our transition away from AIMEE toward a third party technology model, the global shipping disruptions, our ability to continue as a going concern, our ability to meet financial covenants with our lenders, our ability to create operating leverage and efficiency when integrating companies that we acquire, including through the use of our team’s expertise, the economies of scale of our supply chain and automation driven by our platform; those related to our ability to grow internationally and through the launch of products under our brands and the acquisition of additional brands; those related to consumer demand, our cash flows, financial condition, forecasting and revenue growth rate; our supply chain including sourcing, manufacturing, warehousing and fulfillment; our ability to manage expenses, working capital and capital expenditures efficiently; our business model and our technology platform; our ability to disrupt the consumer products industry; our ability to maintain and to grow market share in existing and new product categories; our ability to continue to profitably sell the SKUs we operate; our ability to generate profitability and stockholder value; our ability to maintain the listing of our shares on the Nasdaq Capital Market; international tariffs and trade measures; inventory management, product liability claims, recalls or other safety and regulatory concerns; reliance on third party online marketplaces; seasonal and quarterly variations in our revenue; acquisitions of other companies and technologies and our ability to integrate such companies and technologies with our business; our ability to continue to access debt and equity capital (including on terms advantageous to the Company) and the extent of our leverage; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), all of which you may obtain for free on the SEC’s website at www.sec.gov.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:

Ilya Grozovsky

Vice President, Investor Relations & Corp. Development

Aterian, Inc.

ilya@aterian.io

917-905-1699

aterian.io